Exhibit 2.24

AMENDMENT NO. 2

to the

REGISTRATION RIGHTS AGREEMENT

referred to herein

Dated as of May 15, 2017

AMENDMENT NO. 2 TO THE REGISTRATION RIGHTS

AGREEMENT REFERRED TO BELOW

This AMENDMENT NO. 2, dated as of May 15, 2017, (the “Amendment”), is entered into by and among Melco Resorts & Entertainment Limited (the “Company”), Melco Leisure and Entertainment Group Limited (the “Melco Shareholder”), Melco International Development Limited (“Melco”), Crown Asia Investments Pty. Ltd. ACN 138 608 787 (the “Crown Shareholder”) and Crown Resorts Limited ACN 125 709 953 (“Crown”), and amends the Registration Rights Agreement, dated as of 11 December, 2006, by and among the Company (formerly known as Melco Crown Entertainment Limited and Melco PBL Entertainment (Macau) Limited), the Crown Shareholder (formerly known as PBL Asia Investments Limited), Crown, the Melco Shareholder and Melco, as such agreement was amended by Amendment No. 1 and Joinder thereto, dated as of 9 February, 2017 (“Amendment No. 1”, and as so amended and joined, the “Registration Rights Agreement”). For any and all purposes hereunder, unless otherwise specified herein, (i) capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Rights Agreement and (ii) references herein to Sections shall be to Sections of the Registration Rights Agreement.

W I T N E S S E T H:

WHEREAS, on 11 December 2006, the Company, the Crown Shareholder, and the Melco Shareholder initially entered into the Registration Rights Agreement dated such date governing, among other things, certain registration rights with respect to certain securities of the Company;

WHEREAS, on December 14, 2016, the Company, Crown, the Crown Shareholder, the Melco Shareholder and Melco, entered into an Amended and Restated Shareholders’ Deed relating to the Company (the “Deed”) with respect to, among other things, certain amendments to the terms and conditions of the Registration Rights Agreement;

WHEREAS, on May 8, 2017, the parties to the Deed entered into a termination agreement (the “Termination Agreement”) with respect thereto following the Crown Disposal Transactions (as defined therein) effected by the Crown Shareholder, which termination agreement provided that certain provisions of the Deed shall continue to apply in accordance with the terms thereof;

WHEREAS, Section 11(d) of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended with the consent in writing of (i) the Company and (ii) the Designated Holders of a majority of the Registrable Securities then outstanding;

WHEREAS, as of the consummation of the Crown Disposal Transactions (as defined in the Termination Agreement) on the date hereof, Crown Shareholder and Crown have ceased to be Designated Holders of Registrable Securities;

WHEREAS, the Melco Shareholder is, as of the date of this Amendment, the Designated Holder of a majority of the Registrable Securities outstanding;

WHEREAS, the parties desire to amend the Registration Rights Agreement to, among other things, provide for the removal of Crown and the Crown Shareholder as parties to the Registration Rights Agreement; and

WHEREAS, all things necessary for the execution of this Amendment and to make this Amendment a valid amendment to the Registration Rights Agreement according to its terms and a valid and binding agreement of the parties thereto have been done;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth and other valuable consideration, the parties hereto agree as follows:

ARTICLE 1

RATIFICATION; CONSTRUCTION OF REFERENCES

Section 1.01. Ratification. This Amendment is supplemental to the Registration Rights Agreement, and is entered into in accordance with Section 11(d) thereof. Except as modified, amended and supplemented by this Amendment, the provisions of the Registration Rights Agreement (including, for the avoidance of doubt, Amendment No. 1 thereto) are ratified and confirmed in all respects and shall remain in full force and effect.

Section 1.02. Construction of References. Except as otherwise indicated herein, all references to the agreements or instruments herein defined or referred to (including, without limitation, the Deed) shall mean such agreements or instruments as the same may be supplemented, amended or terminated from time to time and as the terms thereof may be waived or modified, in each case to the extent permitted by, and in accordance with, the terms thereof.

ARTICLE 2

AMENDMENTS TO THE REGISTRATION RIGHTS AGREEMENT

As of the consummation of the Crown Disposal Transactions on the date of this Amendment, the following provisions of the Registration Rights Agreement shall be amended and supplemented as follows:

Section 2.01. Section 1. Certain Definitions.

(a) The definition of “Designated Holder” in Section 1 is replaced in its entirety with the following:

“ ‘Designated Holder’ means the Melco Shareholder and any transferee thereof to whom Registrable Securities have been transferred in accordance with Section 11(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).”

Section 2.02. Section 11(e). Notices.

(a) Section 11(e)(iii) is deleted in its entirety.

Section 2.03. Section 4.04 of Amendment No. 1.

Section 4.04 of Amendment No. 1, as it amends and supplements the Registration Rights Agreement, is hereby deleted in full and replaced by the following:

“Section 4.04 Application of clause 6.7 of the Deed. Notwithstanding any termination of the Deed by its terms or by operation of any other instrument or otherwise, the Company’s consent given under clause 6.7 of the Deed shall continue to apply equally in connection with the borrowing of funds by any other Affiliate of Melco under any facilities entered into to finance, or otherwise in connection with, the Proposed Acquisition (as defined in clause 13.15(a) of the Deed), as it applies to the borrowing of funds by the Melco Shareholder to finance the Proposed Acquisition. Accordingly, the Company hereby further consents to the pledge by the Melco Shareholder of certain of its shares in the Company in connection with the borrowing of funds by the Melco Shareholder or any other Affiliate of Melco under any facilities entered into to finance, or otherwise in connection with, the Proposed Acquisition (as contemplated by clause 15.2(c) of the Shareholders’ Deed), and agrees that, upon the enforcement by the Finance Parties (as defined below) of their rights in accordance with any such pledge, the rights of the Melco Shareholder under Section 6 of the Deed and under the Registration Rights Agreement as modified by this Amendment shall transfer to the pledgee(s) of such shares in connection with such borrowing, and such pledgee(s) shall constitute Designated Holders, unless and until such pledge is discharged and released (other than a discharge and release in connection with any enforcement thereof). For the avoidance of doubt and without limiting the generality of the foregoing, the finance parties to any borrowing of funds by an Affiliate of Melco under any facilities entered into for the purpose of funding, or otherwise in connection with, the Proposed Acquisition including, without limitation, Industrial and Commercial Bank of China (Asia) Limited and its respective successors and assignees (the “Finance Parties”) shall, upon the enforcement by the Finance Parties of their rights in accordance with any pledge in respect of Ordinary Shares or ADSs entered into pursuant to such facilities, constitute Designated Holders of the Ordinary Shares or ADSs pledged in their favor (or owned or controlled by them in connection with any enforcement thereof) in connection with such borrowing. The Finance Parties are intended third-party beneficiaries of the Registration Rights Agreement, as modified by this Amendment.”

ARTICLE 3

REMOVAL OF PARTIES

Section 3.01. Removal of Certain Parties.

(a) By executing this Amendment upon the consummation of the Crown Disposal Transactions on the date hereof, each of the parties hereto hereby acknowledges and agrees that Crown and the Crown Shareholder are no longer parties to the Registration Rights Agreement and shall not be subject to any of the obligations or entitled to any of the rights thereunder.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Representations. Each of the parties hereto represents on the date hereof (i) that it is duly organized and existing under the laws of the jurisdiction in which it is organized, (ii) that it has the full power and authority to execute, deliver and perform this Amendment and (iii) that it has duly authorized the execution and delivery of this Amendment.

Section 4.02. Additional Agreements. The parties hereto agree that the terms and conditions of the Deed are not inconsistent with, and comply with, the provisions of the Registration Rights Agreement as modified by this Amendment.

Section 4.03. Incorporation into Registration Rights Agreement. This Amendment and all its provisions shall be deemed a part of the Registration Rights Agreement for all purposes.

Section 4.04. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, all of which when so executed shall be deemed to constitute one and the same instrument.

Section 4.05. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

Section 4.06. Effectiveness. This Amendment shall not be deemed effective until the consummation of the Crown Disposal Transactions and the execution and delivery of this Amendment by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be executed by its duly authorized officer as of the date first set forth above.

MELCO RESORTS & ENTERTAINMENT LIMITED

By:	/s/ Evan Andrew Winkler
Signature of Director

Evan Andrew Winkler
Name of Director (print)

Signature Page for Amendment No. 2 To Registration Rights Agreement

MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED

By:	/s/ Evan Andrew Winkler
Signature of Director

Evan Andrew Winkler
Name of Director (print)

MELCO INTERNATIONAL DEVELOPMENT LIMITED

By:	/s/ Evan Andrew Winkler
Signature of Director

Evan Andrew Winkler
Name of Director (print)

Signature Page for Amendment No. 2 To Registration Rights Agreement

SIGNED for CROWN ASIA INVESTMENTS PTY. LTD, under power of attorney in the presence of

/s/ ROSS - TOMARCHIO	/s/ Kenneth McRae Barton
Signature of witness	Signature of attorney

ROSS - TOMARCHIO	Kenneth McRae Barton
Name	Name

/s/ MARY MANOS
Signature of attorney

MARY MANOS
Name

SIGNED for CROWN RESORTS LIMITED under power of attorney on the presence of

/s/ ROSS - TOMARCHIO	/s/ Kenneth McRae Barton
Signature of witness	Signature of attorney

ROSS - TOMARCHIO	Kenneth McRae Barton
Name	Name

/s/ MARY MANOS
Signature of attorney

MARY MANOS
Name

Signature Page for Amendment No. 2 To Registration Rights Agreement